UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Lane 4705, No. 58, North Yang Gao Rd.
Pudong New Area Shanghai, China 201206
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-86-21-58546923

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 10, 2009, Mr. Banjun Yang resigned as President, CEO and a director of Sinobiomed Inc. (the “Company”) effective immediately.

On February 9, 2009, the Company’s Board of Directors appointed Dr. Anchie Kuo as the new President and CEO of the Company to be effective as of February 9, 2009 for the ensuing year or until his successor is elected or appointed.

In addition, on February 12, 2009, the Company’s Board of Director appointed Mr. Chris Metcalf as Chairman of the Board.

Information on newly appointed President and CEO as well as Chairman of the Board

Anchie Y. Kuo, M.D. (age 49) is currently the CEO of AmPac Medical Products, based in San Francisco, since 2008, which sources and distributes medical products to hospitals and physicians in the USA.  In addition, Dr. Kuo is currently the CEO of Arc Medical Supplies Co., Ltd., based in Beijing, China, since 2004, which is in the business of manufacturing and selling of surgical sutures.  From 2000 to 2004, Dr. Kuo was a Managing Partner and co-Founder of Genaissance Capital Group, a healthcare focused hedge fund.  From 1994 to 2000, Dr. Kuo co-founded and became a Managing Director of BankAmerica Ventures, a venture group that managed approximately $600 million of capital.  From 1990 to 1994, Dr. Kuo began in business development at Pfizer Hospital Products Group, a subsidiary of Pfizer Inc., where he was manger responsible for acquisitions and venture investments.  Dr. Kuo has had over 25 years of experience in the US healthcare industry as a physician and venture capitalist, serving on the board of over 15 companies.  In addition, he has significant experience in the healthcare industry in Asia as the owner and CEO of the first FDA registered suture manufacturer in China.  Dr. Kuo received his Bachelors or Arts (Economics) from Dartmouth College in Hanover, New Hampshire.  Then Dr. Kuo received his M.D. from Dartmouth Medical School in Hanover, New Hampshire.  In addition, Dr. Kuo was a member of the Hospital of St. Raphael Yale Surgical Program.  Dr. Kuo is not an officer or director of any other reporting issuer at this time.

Christopher S. Metcalf (age 39) has been a director of the Company since March 1, 2007.  In addition, Mr. Metcalf is currently the CEO and a director of ESP Resources Inc. (OTCBB: ESPI), since September 2007, which is engaged in oil and gas exploration and petrochemicals, and a director of Uranium 308 Corp. (OTCBB: URCO), since November 2007, which is engaged in uranium exploration in Mongolia.  Prior to joining the Company, Mr. Metcalf was Vice President of GF Private Equity Group LLC, where he served on the investment committee responsible for all aspects of the fund’s venture capital portfolio in early to growth stage companies across several sectors, including energy and clean technology, application and enterprise software, and financial services.  In addition, Mr. Metcalf was the President of Altitude Funds LLC, which sponsors and manages premier private equity partnerships on behalf of the GF Private Equity Group.  Prior to that position, from 2002 to 2006, Mr. Metcalf served as the Vice President of the Graystone Research Group in Morgan Stanley where he was a research analyst covering a variety of private equity and hedge fund investments in the U.S., Europe, and Asia.  Apart from his professional experience, Mr. Metcalf holds degrees from the University of Chicago (MBA with Honors), and the University of Virginia (Juris Doctor and Bachelor of Science in Commerce).  Mr. Metcalf is currently a member of the California and Virginia State Bar Associations.

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Agreement with Dr. Anchie Kuo

The Company and Dr. Kuo have entered into a Corporate Consulting Services Agreement (the “Agreement”) dated effective February 9, 2009 detailing the terms and conditions of Dr. Kuo’s service to the Company as its President and Chief Executive Officer.  The term of the Agreement is for a period of two years and shall renew automatically for subsequent one-year periods unless notice not to renew is given by either party in writing at least 60 calendar days prior to the end of the term.  As compensation for his services as the Company’s President and CEO, the Company shall pay to Dr. Kuo a monthly salary of US$5,000, however, if the Company is successful in raising US$12,000,000 or more in a single offering, then the Company shall pay the Consultant a compensation to be negotiated between the parties hereto that is comparable to other CEO’s of other listed bio-pharmaceutical companies in similar circumstances.  In addition, under the Agreement the Company agreed to grant 9,000,000 stock options to Dr. Kuo at an exercise price of US$0.06 per share which options shall expire five years from the grant date.  The Board of Directors granted the 9,000,000 stock options to Dr. Kuo on February 9, 2009 with vesting provisions that provide for 25% of the stock option to vest immediately with an additional 5% of the stock options vesting on the last day of every month thereafter starting on March 31, 2009.  In addition, the stock options granted to Dr. Kuo will have an anti-dilution provision which will allow the stock options to acquire the same percentage of shares of common stock of the Company, based on the amount of outstanding shares immediately prior to any financing, if the outstanding shares are increased due to any equity or convertible debenture financing up to an aggregate total of US$20,000,000, with such anti-dilution provisions being of no effect over and above an aggregate of US$20,000,000 raised by the Company through any equity or convertible debenture financing.  Furthermore, in the event of any combination, disposal, merger or corporate restructuring of the Company or any of its subsidiaries with another entity, the remaining unvested stock options granted will vest in full and Dr. Kuo will be entitled to exercise these options to take effect, immediately prior to such a combination, disposal, merger or corporate restructuring.

The foregoing description of the Corporate Consulting Services Agreement and the Stock Option Agreement between Dr. Anchie Kuo and the Company do not purport to be complete and are qualified in their entirety by reference to the Corporate Consulting Services Agreement and the Stock Option Agreement which are attached hereto as Exhibits 99.1 and 99.2, respectively.

Amended Agreement with Mr. Lionel Choong

The Company and Mr. Lionel Choong have entered into a Corporate Consulting Services Agreement (the “Agreement”) dated effective September 1, 2008 detailing the terms and conditions of Mr. Choong’s service to the Company as its Chief Financial Officer.  The term of the Agreement is for a period of three years and shall renew automatically for subsequent one-year periods unless notice not to renew is given by either party in writing at least 60 calendar days prior to the end of the term.  As compensation for his services as the Company’s CFO, the Company shall pay to Mr. Choong a monthly salary of US$5,000, however, if the Company is successful in raising US$5,000,000 or more in a single offering, then Mr. Choong’s monthly salary shall be increased to US$15,000 for the remainder of the term.  In addition, under the Agreement the Company agreed to grant 500,000 stock options to Mr. Choong at an exercise price of US$0.50 per share which options shall expire five years from the grant date.  The Board of Directors granted the 500,000 stock options to Mr. Choong on October 2, 2008 with similar vesting provisions to the stock options that were previously granted to the other directors and officers of the Company.

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On February 9, 2009, the Board of Directors of the Company approved to amend the Corporate Consulting Services Agreement with Mr. Choong in order to provide for and to grant 2,700,000 stock options instead of the original 500,000 stock options that were granted to Mr. Choong.  The Company and Mr. Choong mutually agreed to cancel the original 500,000 stock options that were granted to Mr. Choong on October 2, 2008 and granted 2,700,000 stock options to Mr. Choong on February 9, 2009 having vesting provisions that provide for 25% of the stock option to vest immediately with an additional 5% of the stock options vesting on the last day of every month thereafter starting on March 31, 2009.  In addition, the stock options granted to Mr. Choong will have an anti-dilution provision which will allow the stock options to acquire the same percentage of shares of common stock of the Company, based on the amount of outstanding shares immediately prior to any financing, if the outstanding shares are increased due to any equity or convertible debenture financing up to an aggregate total of US$20,000,000, with such anti-dilution provisions being of no effect over and above an aggregate of US$20,000,000 raised by the Company through any equity or convertible debenture financing.  Furthermore, in the event of any combination, disposal, merger or corporate restructuring of the Company or any of its subsidiaries with another entity, the remaining unvested stock options granted will vest in full and Mr. Choong will be entitled to exercise these options to take effect, immediately prior to such a combination, disposal, merger or corporate restructuring.

The foregoing description of the Stock Option Agreement between Lionel Choong and the Company, dated February 9, 2009, does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement which is attached hereto as Exhibit 99.3.

ITEM 8.01.  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.4.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Corporate Consulting Services Agreement between Anchie Kuo and Sinobiomed Inc., dated February 9, 2009.
99.2	Stock Option Agreement between Anchie Kuo and Sinobiomed Inc., dated February 9, 2009.
99.3	Stock Option Agreement between Lionel Choong Khuat Leok and Sinobiomed Inc., dated February 9, 2009.
99.4	Press Release dated February 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOBIOMED INC.

By:	/s/ Chris Metcalf
Name:	Chris Metcalf
Title:	Director

Date: February 23, 2009

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